Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street Suite 500 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Marriott Ownership Resorts, Inc.

(Exact name of obligor as specified in its charter)

Delaware	52-1320904
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

ILG, LLC

(Exact name of obligor as specified in its charter)

Delaware	26-2590997
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Marriott Vacations Worldwide Corporation	Delaware	45-2598330
Aqua Hospitality LLC	Delaware	46-0641767
Aqua Hotels & Resorts, LLC	Hawaii	65-1163911
Aqua Hotels and Resorts Operator LLC	Delaware	37-1697816
Aqua Hotels and Resorts, Inc.	Delaware	26-3181909
Aqua Luana Operator LLC	Hawaii	90-1028216
Aqua-Aston Holdings, Inc.	Delaware	87-0799653
Aqua-Aston Hospitality, LLC	Hawaii	13-4207830
Aston Hotels & Resorts Florida, LLC	Florida	46-3267551
Beach House Development Partnership	Florida	65-0680991
CDP GP, Inc.	Delaware	36-4190833
CDP Investors, L.P.	Delaware	36-4158822
Cerromar Development Partners GP, Inc.	Delaware	36-4158824
Cerromar Development Partners, L.P., S.E.	Delaware	36-4158825
Coconut Plantation Partner, Inc.	Florida	81-2972199
Data Marketing Associates East, Inc.	Florida	59-3531162
Diamond Head Management LLC	Hawaii	45-2996891
Flex Collection, LLC	Florida	82-0679134
FOH Holdings, LLC	Delaware	None
FOH Hospitality, LLC	Delaware	68-0509641
Grand Aspen Holdings, LLC	Delaware	95-4837613

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Grand Aspen Lodging, LLC	Delaware	84-1589465
Hawaii Vacation Title Services, Inc.	Hawaii	20-0773633
Hotel Management Services LLC	Hawaii	27-0562444
HPC Developer, LLC	Delaware	81-5385696
HT-Highlands, Inc.	Delaware	36-3978574
HTS-BC, L.L.C.	Delaware	36-3296881
HTS-Beach House Partner, L.L.C.	Delaware	38-3973709
HTS-Beach House, Inc.	Delaware	36-4097668
HTS-Coconut Point, Inc.	Delaware	36-4262309
HTS-Ground Lake Tahoe, Inc.	Delaware	36-4197178
HTS-Key West, Inc.	Delaware	36-3942758
HTS-KW, Inc.	Delaware	36-4187262
HTS-Lake Tahoe, Inc.	Delaware	36-3919669
HTS-Loan Servicing, Inc.	Delaware	36-4206919
HTS-Main Street Station, Inc.	Delaware	36-4351998
HTS-Maui, L.L.C.	Delaware	45-5601104
HTS-San Antonio, Inc.	Delaware	45-0479517
HTS-San Antonio, L.L.C.	Delaware	61-1731501
HTS-San Antonio, L.P.	Delaware	32-0018843
HTS-Sedona, Inc.	Delaware	36-4290387
HTS-Sunset Harbor Partner, L.L.C.	Delaware	47-3952343
HTS-Windward Pointe Partner, L.L.C.	Delaware	47-3932767
HV Global Group, Inc.	Delaware	36-3878044

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
HV Global Management Corporation	Delaware	36-3950778
HV Global Marketing Corporation	Florida	65-0459735
HVO Key West Holdings, LLC	Florida	47-5257462
IIC Holdings, Incorporated	Delaware	36-4197698
ILG Management, LLC	Florida	90-0968929
ILG Shared Ownership, Inc.	Delaware	61-1846364
Interval Acquisition Corp.	Delaware	36-4189885
Interval Holdings, Inc.	Delaware	06-1428126
Interval International, Inc.	Florida	59-2367254
Interval Resort & Financial Services, Inc.	Florida	65-0614258
Interval Software Services, LLC	Florida	65-1133709
Kai Management Services LLC	Hawaii	26-4613508
Kauai Blue, Inc.	Delaware	20-0406855
Kauai Lagoons Holdings LLC	Delaware	20-3620899
Key Wester Limited	Florida	36-4204734
Lagunamar Cancun Mexico, Inc.	Florida	20-2286494
Management Acquisition Holdings, LLC	Delaware	27-3967875
Marriott Kauai Ownership Resorts, Inc.	Delaware	52-1881454
Marriott Ownership Resorts Procurement, LLC	Delaware	52-2262337
Marriott Resorts Hospitality Corporation	South Carolina	57-0715279
Marriott Resorts Sales Company, Inc.	Delaware	52-1682534
Maui Condo and Home, LLC	Hawaii	99-0266391
MH Kapalua Venture, LLC	Delaware	33-1099097

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
MORI Golf (Kauai), LLC	Delaware	26-0341137
MORI Member (Kauai), LLC	Delaware	20-3524073
MORI Residences, Inc.	Delaware	52-2066724
MORI Waikoloa Holding Company, LLC	Delaware	81-2251748
MTSC, Inc.	Delaware	52-2323185
MVW of Hawaii, Inc.	Delaware	47-3155848
MVW SSC, Inc.	Delaware	46-4698277
MVW US Holdings, Inc.	Delaware	45-2756557
MVW US Services, LLC	Delaware	46-4710314
Pelican Landing Timeshare Ventures Limited Partnership	Delaware	36-4351657
R.C. Chronicle Building, L.P.	Delaware	20-2098782
RBF, LLC	Delaware	65-1086178
RCC (GP) Holdings LLC	Delaware	36-4615537
RCC (LP) Holdings L.P.	Delaware	37-1548471
RCDC 942, L.L.C.	Delaware	27-0842972
RCDC Chronicle LLC	Delaware	83-0490828
REP Holdings, Ltd.	Hawaii	99-0335453
Resort Management Finance Services, Inc.	Florida	45-2346663
Resort Sales Services, Inc.	Delaware	38-3990004
RQI Holdings, LLC	Hawaii	03-0530842
S.O.I. Acquisition Corp.	Florida	61-1731501
Scottsdale Residence Club, Inc.	Florida	20-5899344

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Sheraton Flex Vacations, LLC	Florida	47-2210419
St. Regis New York Management, Inc.	Florida	20-3808613
St. Regis Residence Club, New York Inc.	Florida	20-3081304
The Cobalt Travel Company, LLC	Delaware	52-2171053
The Lion & Crown Travel Co., LLC	Delaware	26-3644512
The Ritz-Carlton Development Company, Inc.	Delaware	52-2168235
The Ritz-Carlton Management Company, L.L.C.	Delaware	51-0397808
The Ritz-Carlton Sales Company, Inc.	Delaware	52-2182206
The Ritz-Carlton Title Company, Inc.	Delaware	52-2182207
Vacation Ownership Lending GP, Inc.	Delaware	36-4190833
Vacation Ownership Lending, L.P.	Delaware	36-4190846
Vacation Title Services, Inc.	Florida	59-3543344
VCH Communications, Inc.	Florida	59-3087363
VCH Consulting, Inc.	Florida	59-3259779
VCH Systems, Inc.	Florida	65-0534423
Vistana Acceptance Corp.	Florida	59-3304480
Vistana Aventuras, Inc.	Florida	81-3970560
Vistana Development, Inc.	Florida	59-3075838
Vistana Hawaii Management, Inc.	Hawaii	99-0353557
Vistana Management, Inc.	Florida	59-3087359
Vistana MB Management, Inc.	South Carolina	59-3445868
Vistana Portfolio Services, Inc.	Florida	59-3384912

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Vistana PSL, Inc.	Florida	59-3466205
Vistana Residential Management, Inc.	Florida	59-3384873
Vistana Signature Experiences, Inc.	Delaware	47-4235905
Vistana Signature Network, Inc.	Delaware	91-1805536
Vistana Vacation Ownership, Inc.	Florida	06-1558234
Vistana Vacation Realty, Inc.	Florida	03-0469903
Vistana Vacation Services Hawaii, Inc.	Hawaii	99-0354234
VOL GP, Inc.	Delaware	36-4190834
VOL Investors, L.P.	Delaware	36-4190836
Volt Merger Sub, LLC	Delaware	None
VSE Development, Inc.	Florida	26-1267681
VSE East, Inc.	Florida	59-3475882
VSE Mexico Portfolio Services, Inc.	Florida	20-3057270
VSE Myrtle Beach, LLC	South Carolina	59-3425941
VSE Pacific, Inc.	Florida	59-3646594
VSE Trademark, Inc.	Florida	59-3088550
VSE Vistana Villages, Inc.	Florida	59-3525948
VSE West, Inc.	Florida	59-3462185
Westin Sheraton Vacation Services, Inc.	Florida	59-3455889
Windward Pointe II, L.L.C.	Delaware	36-4453636
Worldwide Vacation & Travel, Inc.	Florida	22-2362974
WVC Rancho Mirage, Inc.	Delaware	91-1822046

c/o Marriott Vacations Worldwide Corporation 6649 Westwood Blvd. Orlando, Florida	32821
(Address of principal executive offices)	(Zip code)

5.625% Senior Notes due 2023

6.500% Senior Notes due 2026

Guarantees of 5.625% Senior Notes due 2023

Guarantees of 6.500% Senior Notes due 2026

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.

A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No.333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No.333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-229762).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 3rd day of May, 2019.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Manjari Purkayastha
	Name:	Manjari Purkayastha
	Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 500, Los Angeles, CA 90071

At the close of business December 31, 2018, published in accordance with Federal regulatory authority instructions.

Dollar amounts in thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,374
Interest-bearing balances	124,178
Securities:
Held-to-maturity securities	0
Available-for-sale securities	198,413
Equity securities with readily determinable fair values not held for trading	NR
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, held for investment	0
LESS: Allowance for loan and lease losses	0
Loans and leases held for investment, net of allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	9,069
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0

Intangible assets	859,682
Other assets	136,256

Total assets	$1,329,972

Dollar amounts in thousands
LIABILITIES

Deposits:
In domestic offices	2,677
Noninterest-bearing	2,677
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	226,786
Total liabilities	229,463
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	323,516
Not available
Retained earnings	777,089
Accumulated other comprehensive income	-1,096
Other equity capital components	0
Not available
Total bank equity capital	1,100,509
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,100,509

Total liabilities and equity capital	1,329,972

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty     )            CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President )
Michael P. Scott, Managing Director )	Directors (Trustees)
Kevin P. Caffrey, Managing Director )